UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 27, 2003

ANALYTICAL SURVEYS, INC.

(Exact name of Registrant as specified in its charter)

Colorado (State of Incorporation)	0-13111 (Commission File Number)	84-0846389 (IRS Employer Identification Number)

11900 Crownpoint Drive San Antonio, Texas (Address of Principal Executive Offices)	78233 (Zip Code)

(210) 657-1500
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report): Not Applicable

Item 5. OTHER EVENTS

     The registrant and Tonga Partners, L.P., a Delaware limited partnership (“Tonga”), have entered into a Second Amendment to Registration Rights Agreement extending the deadline for the registrant’s obligation to file a registration statement pursuant to that certain Registration Rights Agreement dated as of April 2, 2002, by and between the registrant and Tonga. A copy of the Second Amendment is included as Exhibit 99 to this report.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

     99.1 Second Amendment to Registration Rights Agreement dated as of February 27, 2003, by and between Analytical Surveys, Inc. and Tonga Partners, L.P.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANALYTICAL SURVEYS, INC.

Date: February 27, 2003	By:	/s/ Lori A. Jones Lori A. Jones Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Second Amendment to Registration Rights Agreement dated as of February 27, 2003, by and between Analytical Surveys, Inc. and Tonga Partners, L.P.